Exhibit 99.1

Explanation of Responses:

(2) On December 31, 2014, the reporting person was granted 363,095 RSUs. The RSUs will vest and be settled as follows: (i) 125,000 RSUs will vest in three equal annual installments on each of December 31, 2015, 2016 and 2017, and shares of the Issuer's common stock will be distributed to the reporting person in settlement of the vested portion of the 125,000 RSUs upon the earlier of (x) the 60th day following the reporting person's termination of employment for any reason and (y) the 30-day period following (a) December 31, 2022, with respect to the RSUs that vested on December 31, 2015, (b) December 31, 2023, with respect to the RSUs that vest on December 31, 2016, and (c) the second anniversary of the applicable vesting date, with respect to the RSUs that vest on December 31, 2017. (ii) The remaining 238,095 RSUs will vest in three equal annual installments on each of December 31, 2015, 2016 and 2017, and shares of the Issuer's common stock will be distributed to the reporting person in settlement of the vested portion of the 238,095 RSUs within 30 days following the scheduled vesting date or on the 60th day following the accelerated vesting date, as applicable, subject in each case to the terms of the reporting person's employment agreement. The settlement of the RSUs that vested on December 31, 2015 occurred on January 28, 2016.

(3) On January 28, 2016, the reporting person was granted 541,074 RSUs. The RSUs will vest and be settled as follows:

62,091 RSUs shall be fully vested as of the grant date and will be distributed to the reporting person in three equal installments on each of the first three anniversaries of the grant date.

118,267 RSUs shall vest and be settled as follows: (a) 39,422 RSUs shall be vested as of the grant date and the shares subject to such RSUs will be distributed to the reporting person in three substantially equal installments on each of the first three anniversaries of the grant date, and (b) 78,845 RSUs shall vest in two tranches of 39,422 and 39,423 shares, respectively, on each of March 31, 2016 and March 31, 2017, subject to the reporting person’s continued employment on the applicable vesting dates. The shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date.

90,179 RSUs shall vest and be settled as follows: (a) 19,711 RSUs shall be vested at grant and the shares subject to such RSUs will be distributed to the reporting person in three substantially equal installments on each of the first three anniversaries of the grant date, (b) 19,711 RSUs shall vest on March 31, 2016 and 19,712 RSUs shall vest on March 31, 2017, subject to the reporting person’s continued employment on such dates, and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date, (c) 10,348 RSUs shall be vested at grant and the shares subject to such RSUs will be distributed to the reporting person on the earlier of (x) within thirty (30) days after March 31, 2017 and (y) on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, and (d) 10,348 RSUs shall vest on March 31, 2016 and 10,349 RSUs shall vest on March 31, 2017, subject to the reporting person’s continued employment on such dates, and the shares subject to such RSUs will be distributed to the reporting person on the earlier of (i) within thirty (30) days after the second anniversary of the applicable vesting date and (ii) on the sixtieth (60th) day after the reporting person’s termination of employment for any reason.

90,179 shall vest and be settled as follows: (a) 10,348 RSUs shall be vested at grant and 10,348 RSUs shall vest on December 31, 2016, and 10,349 RSUs shall vest on December 31, 2017, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to the RSUs that are vested at grant will be distributed within thirty (30) days after December 31, 2022, the shares subject to the RSUs that vest on December 31, 2016 will be distributed within thirty (30) days after December 31, 2023 and the shares subject to the RSUs that vest on December 31, 2017 will be distributed within thirty (30) days after December 31, 2019; provided, however, that the shares subject to such RSUs shall be distributed to the reporting person on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier, (b) 19,711 RSUs shall be vested at grant and 19,711 RSUs shall vest on December 31, 2016, and 19,712 RSUs shall vest on December 31, 2017, subject to the reporting person’s continued employment on the applicable vesting dates, and the shares subject to such RSUs that are vested at grant shall be distributed to the reporting person within thirty (30) days after December 31, 2015 and the shares subject to the RSUS vesting on December 31, 2016 and 2017 will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date. The settlement of the RSUs that vested on at grant occurred on January 28, 2016.

90,179 RSUs shall vest and be settled as follows: (a) 10,348 RSUs shall vest on each of March 31, 2016 and 2017, and 10,349 RSUs shall vest on March 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to the RSUs that vest on March 31, 2016 will be distributed to the reporting person within thirty (30) days after March 31, 2023, and the shares subject to the RSUs that vest on March 31, 2017 and March 31, 2018 will be distributed to the reporting person within thirty (30) days after the second anniversary of the applicable vesting date, provided, however, that in each case, such shares will be distributed on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier, and (b) 19,711 RSUs shall vest on each of March 31, 2016 and 2017, and 19,712 RSUs shall vest on March 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date.

90,179 RSUs shall vest and be settled as follows: (a) 10,348 RSUs shall vest on each of December 31, 2016 and 2017, and 10,349 RSUs shall vest on December 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days after the fourth anniversary of the applicable vesting date, provided, however, that in each case, such shares will be distributed on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier, and (b) 19,711 RSUs shall vest on each of December 31, 2016 and 2017, and 19,712 RSUs shall vest on December 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following the second anniversary of each applicable vesting date, provided, however, that in each case, such shares will be distributed on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier.

In the event of certain terminations of employment, the reporting person may be entitled to partial or full accelerated vesting of the outstanding RSUs.